EXHIBIT 99.1

Pacer International Reports Annual and Fourth Quarter 2008 Results

CONCORD, California, February 11, 2009(BUSINESS WIRE)--Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the annual and three-month period ended December 26, 2008.

FOURTH QUARTER RESULTS

Revenues for the quarter ended December 26, 2008 decreased $36.5 million to $503.7 million compared to $540.2 million for the quarter ended December 28, 2007. Income from operations, which includes an $87.9 million pre-tax, non-cash goodwill impairment charge related to our logistics segment, was a loss of $75.0 million compared to an income of $35.2 million in the 2007 quarter.  Net income declined from $20.6 million in the 2007 quarter to a net loss of $65.1 million, and diluted earnings per share declined $2.46 to a loss of $1.87 per share.  Net income and diluted earnings per share both include the impact of the goodwill impairment charge ($73.3 million after-tax, or $2.11 per share). Intermodal segment income from operations decreased $27.3 million from the 2007 quarter on overall volume declines of 12.1 percent reflecting the U.S. and global economic downturn as well as the adverse developments relating to the automotive industry. Logistics segment income from operations decreased $87.9 million to a loss of $87.3 million compared to an income of $0.6 million in the 2007 quarter.  Income from operations for the logistics segment includes the $87.9 million goodwill impairment charge in 2008 and was also negatively impacted by the economic downturn.  Corporate costs for the 2008 quarter were $5.0 million less than the 2007 quarter principally due to a reduced performance incentive accrual coupled with the absence of severance expenses relating to our 2007 facility rationalization and severance program.

Net income, adjusted to exclude the $87.9 million pre-tax logistics segment goodwill impairment charge ($73.3 million after-tax), decreased to $8.2 million in the 2008 quarter from $20.6 million in the 2007 quarter. Adjusted diluted earnings per share declined to $0.24 from $0.59 in the 2007 quarter.  Similarly, adjusted income from operations for the 2008 quarter declined $22.3 million to $12.9 million from $35.2 million a year earlier.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

“While our cash-based results for the fourth quarter were positive, Pacer’s market capitalization, like that of many companies, was impacted by the sustained decline in the equity markets and overall economy.  Both of these items were contributing factors to the non-cash impairment write-off of $87.9 million for our logistics segment.  There was no impairment found in the intermodal segment.  Our positive operating cash flow and low debt levels continue to provide Pacer with a sound financial foundation, a foundation that will help us weather the economic turbulence expected in 2009,” said Brian Kane, Chief Financial Officer of Pacer.

“Though none of us can predict the future or control the economy, we do have control over our actions and our priorities as a company. We are taking immediate steps to put our costs in line with current business levels by implementing strict spending controls on all non-customer related activities, and we recently completed a work force reduction,” added Michael E. Uremovich, Chairman and CEO of Pacer.

“While we understand there are challenging economic times ahead, we remain confident that our company will meet these challenges by remaining focused on our key initiatives: the continued development of our best-in-class intermodal services; significantly growing our local trucking capabilities; improving the performance of our logistics services; and successfully implementing the SAP systems platform integration to improve process efficiencies and reduce costs.”

ANNUAL RESULTS

For the year ended December 26, 2008, revenues increased $118.3 million to $2,087.7 million compared to $1,969.4 million for the year ended December 28, 2007. Income from operations declined $92.7 million to $1.8 million compared to $94.5 million in the prior year. Net income decreased from $54.3 million in 2007 to a loss of $16.6 million, and diluted earnings per share declined $1.99 to a loss of $0.48 per share compared to an income of $1.51 per share a year earlier.  Income from operations, net income and diluted earnings per share all include the non-cash goodwill impairment charge of $87.9 million pre-tax, $73.3 million after-tax, or $2.11 per diluted share.  Net income and diluted earnings per share also include a tax benefit of $3.5 million ($0.10 per share) for the resolution of open tax positions during 2008.  Cash provided by operating activities was $59.6 million for 2008.  The company repaid $20.2 million of debt during the year, paid $20.8 million in cash dividends and had capital expenditures of $24.8 million largely related to the SAP software project.

Net income, adjusted to exclude the $87.9 million pre-tax logistics segment goodwill impairment charge ($73.3 million after-tax) increased to $56.7 million in 2008 from $54.3 million in 2007. Adjusted diluted earnings per share increased to $1.63 from $1.51 in 2007.  Similarly, adjusted income from operations for 2008 declined $4.8 million to $89.7 million from $94.5 million a year earlier.

CONFERENCE CALL TODAY--Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET, today (Wednesday, February 11). To participate, please call five minutes early by dialing (888)276-0005(in USA) and ask for "4th Quarter Earnings Call." International callers can dial (612) 332-0228.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s Web site at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from February 11 at 7:30 p.m. ET to March 13 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 976637. The replay can be accessed through the Investors link on the company's Web site at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International is a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage unit (intermodal marketing). The logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the logistic segment and on a consolidated basis.  These non-GAAP measures which exclude the effect of the company’s goodwill impairment write-off in the fourth quarter of 2008 are used by Management and the Board of Directors in their analysis of the company's ongoing core operating performance.  Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company's core businesses and allows investors to more easily compare operating results from period to period.  A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS--This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; difficulties in maintaining or enhancing our information technology systems including potential delays and cost overruns in the implementation of an enterprise suite of software applications that we purchased in the fourth quarter of 2007; the loss of one or more of our major customers; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; the possibility of future goodwill impairment charges; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; changes is international and domestic shipping patterns; availability of qualified personnel; increases in interest rates; increases in our leverage; our ability to successfully identify and implement process improvements and cost savings opportunities to improve our operating results; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 28, 2007 filed with the SEC on February 19, 2008. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Joseph B. Doherty, EVP, Treasurer & Investor Relations
Pacer International
(925) 887-1582
joe.doherty@pacer.com

MEDIA CONTACT:
Bill Fahrenwald
James Street Associates
(708) 371-0010 X 1#
bfahrenwald@jamesstreetassociates.com

Pacer International, Inc.
Consolidated Balance Sheet
($ millions)
December 26, 2008

Assets

Current assets
Cash and cash equivalents	$5.0
Accounts receivable, net	183.6
Prepaid expenses and other	28.0
Deferred income taxes	3.1
Total current assets	219.7

Property and equipment
Property, plant & equipment at cost	127.2
Accumulated depreciation	(65.6)
Property and equipment, net	61.6

Other assets
Goodwill, net	200.4
Other assets	12.9
Total other assets	213.3

Total assets	$494.6

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and
capital leases	$0.3
Book overdraft	14.7
Accounts payable and accrued liabilities	158.3
Total current liabilities	173.3

Long-term liabilities
Long-term debt and capital leases	44.3
Deferred income taxes	5.4
Other	0.9
Total long-term liabilities	50.6

Stockholders' equity
Common stock	0.4
Paid In capital	300.1
Retained earnings (accumulated deficit)	(29.9)
Accumulated other comprehensive income	0.1
Total stockholders' equity	270.7

Total liabilities and equity	$494.6

Pacer International, Inc.

Consolidated Statement of Cash Flows

Twelve Months
($ in millions)	2008

Cash Flows from Operating Activities
Net loss	$ (16.6)
Adjustments to net loss

Depreciation and amortization	6.2
Gain on sale of property and equipment	(1.5)
Deferred taxes	(1.8)
Goodwill impairment charge	87.9
Stock based compensation expense	1.9
Excess tax benefit from exercise of stock options	(0.2)
Change in receivables	21.7
Change in other current assets	(12.9)
Change in current liabilities	(24.5)
Other	(0.6)

Net cash provided by operating activities	59.6

Cash Flows from Investing Activities
Capital expenditures	(24.8)
Proceeds from sales of property and equipment	1.8

Net cash used for investing activities	(23.0)

Cash Flows from Financing Activities
Net borrowings under line of credit agreement	(20.0)
Debt and capital lease obligation repayment	(0.2)
Proceeds from exercise of stock options	3.0
Excess tax benefit from exercise of stock options	0.2
Repurchase and retirement of Pacer common stock	(0.3)
Dividends paid to shareholders	(20.8)

Net cash used for financing activities	(38.1)

Effect of exchange rate changes on cash	(0.2)

Net change in cash and cash equivalents	(1.7)

Cash at beginning of period	6.7
Cash at end of period	$ 5.0

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results
For the Quarters Ended December 26, 2008 and December 28, 2007
In millions, except share and per share amounts

					Fourth Quarter	Adjusted
	Fourth Quarter 2008				2007	Variance
	GAAP			Adjusted	GAAP	2008 vs
Item	Results	Adjustments		Results	Results	2007	%

Income (loss) from operations	$ (75.0)	$ 87.9	1/	$ 12.9	$ 35.2	$ (22.3)	-63.4%
Interest expense	0.4			0.4	1.4	(1.0)	-71.4%
Income (loss) before income taxes	(75.4)	87.9		12.5	33.8	(21.3)	-63.0%
Income taxes	(10.3)	14.6	2/	4.3	13.2	(8.9)	-67.4%
Net income (loss)	$ (65.1)	$ 73.3		$ 8.2	$ 20.6	$ (12.4)	-60.2%

Diluted earnings (loss) per share	$ (1.87)	$ 2.11		$ 0.24	$ 0.59	$ (0.35)	-59.3%
Weighted average shares outstanding	34,734,628	34,768,364		34,768,364	34,625,501	142,863	0.4%

1/ Logistics segment goodwill impairment charge.
2/ Income tax effect of the write-off at the statutory rate.

Reconciliation of GAAP Financial Results to Adjusted Financial Results
For the Years Ended December 26, 2008 and December 28, 2007
In millions, except share and per share amounts

						Adjusted
	2008				2007	Variance
	GAAP			Adjusted	GAAP	2008 vs
Item	Results	Adjustments		Results	Results	2007	%

Income from operations	$ 1.8	$ 87.9	1/	$ 89.7	$ 94.5	$ (4.8)	-5.1%
Interest expense	2.4			2.4	5.5	(3.1)	-56.4%
Income (loss) before income taxes	(0.6)	87.9		87.3	89.0	(1.7)	-1.9%
Income taxes	16.0	14.6	2/	30.6	34.7	(4.1)	-11.8%
Net income (loss)	$ (16.6)	$ 73.3		$ 56.7	$ 54.3	$ 2.4	4.4%

Diluted earnings (loss) per share	$ (0.48)	$ 2.11		$ 1.63	$ 1.51	$ 0.12	7.9%
Weighted average shares outstanding	34,616,598	34,739,597		34,739,597	35,911,246	(1,171,649)	-3.3%

1/ Logistics segment goodwill impairment charge.
2/ Income tax effect of the write-off at the statutory rate .

Pacer International, Inc.
Consolidated Statements of Operations
($ millions, except per share amounts)

	4th Quarter 2008				Year
	Intermodal	Logistics	Corp./Elim.	Consolidated	Intermodal	Logistics	Corp./Elim.	Consolidated

Revenues	$390.8	$113.2	$(0.3)	$503.7	$1,633.4	$455.9	$(1.6)	$2,087.7

Cost of purchased transportation	310.6	95.5	(0.3)	405.8	1,272.1	389.2	(1.6)	1,659.7
Direct operating expenses	35.9	-	-	35.9	132.2	-	-	132.2
Selling, general & admin. expenses	27.9	16.9	2.6	47.4	110.3	66.2	23.4	199.9
Goodwill impairment charge	-	87.9	-	87.9	-	87.9	-	87.9
Depreciation expense	1.5	0.2	-	1.7	5.5	0.7	-	6.2

Income (loss) from operations	14.9	(87.3)	(2.6)	(75.0)	113.3	(88.1)	(23.4)	1.8

Interest expense/income				0.4				2.4

Income (loss) before income taxes				(75.4)				(0.6)

Income taxes				(10.3)				16.0

Net income (loss)				$(65.1)				$(16.6)
Diluted earnings (loss) per share				$(1.87)				$(0.48)

Pacer International, Inc.
Consolidated Statements of Operations
($ millions, except per share amounts)

	4th Quarter				Year
	2008	2007	Variance	%	2008	2007	Variance	%

Segments

Revenues
Intermodal	$ 390.8	$ 435.1	$ (44.3)	-10.2%	$ 1,633.4	$ 1,567.9	$ 65.5	4.2%
Logistics	113.2	105.2	8.0	7.6%	455.9	402.1	53.8	13.4%
Cons. Entries	(0.3)	(0.1)	(0.2)	200.0%	(1.6)	(0.6)	(1.0)	166.7%
Total	$ 503.7	$ 540.2	$ (36.5)	-6.8%	$ 2,087.7	$ 1,969.4	$ 118.3	6.0%

Income (Loss) from Operations 1/
Intermodal	$ 14.9	$ 42.2	$ (27.3)	-64.7%	$ 113.3	$ 112.0	$ 1.3	1.2%
Logistics 2/	(87.3)	0.6	(87.9)	-14650.0%	(88.1)	4.1	(92.2)	-2248.8%
Corporate	(2.6)	(7.6)	5.0	-65.8%	(23.4)	(21.6)	(1.8)	8.3%
Total	$ (75.0)	$ 35.2	$ (110.2)	-313.1%	$ 1.8	$ 94.5	$ (92.7)	-98.1%

Net Income (Loss) 1/ 2/	$ (65.1)	$ 20.6	$ (85.7)	-416.0%	$ (16.6)	$ 54.3	$ (70.9)	-130.6%
Diluted Earnings (Loss) per Share 1/ 2/	$ (1.87)	$ 0.59	$ (2.46)	-416.9%	$ (0.48)	$ 1.51	$ (1.99)	-131.8%

1/ 4th quarter 2007 includes $1.6 million for severance costs ($0.1 million on the Intermodal segment, $0.5 million on the Logistics segment and $1.0 million on corporate), $1.0 million after-tax or $0.03 per share.

1/ 2007 includes $6.0 million for severance and facility exit costs ($1.8 million on the Intermodal segment, $2.1 million on the Logistics segment and $2.1 million on corporate), $3.7 million after-tax or $0.10 per share.

2/ 4th quarter 2008 logistics segment includes a pre-tax, non-cash goodwill impairment charge of $87.9 million, $73.3 million after-tax, or $2.11 per diluted share.					2/ 2008 logistics segment includes a pre-tax, non-cash goodwill impairment charge of $87.9 million, $73.3 million after-tax, or $2.11 per diluted share.